Filed Pursuant to Rule 424(b)(7)
Registration No. 333-289538
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 12, 2025
PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated August 12, 2025)
7,000,000 Shares

Common Stock
This prospectus supplement relates to the resale of up to an aggregate of 7,000,000 shares of our common stock, par value $0.01 per share, by the selling stockholders named in this prospectus supplement (the “Selling Stockholders”). We are not selling any shares of our common stock under this prospectus supplement and we will not receive any of the proceeds from the sale of shares by the Selling Stockholders.
Subject to the completion of this offering, we intend to concurrently purchase from the underwriters, up to approximately $40 million of our common stock at a price per share equal to the price per share at which the underwriters will purchase shares of our common stock from the Selling Stockholders in this offering (the “Share Repurchase”). The underwriters will not receive any compensation for the shares of common stock being purchased by us. This offering is not conditioned upon the completion of the Share Repurchase. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares of our common stock subject to the Share Repurchase. See “Prospectus Supplement Summary – Concurrent Share Repurchase” and “The Share Repurchase.”
Our common stock is listed on The New York Stock Exchange (the “NYSE”) under the symbol “HGV.” On August 11, 2025, the last reported sale price of our common stock on the NYSE was $43.51 per share.
You should carefully read this prospectus supplement, together with the accompanying prospectus and any documents incorporated by reference herein and therein, and any free writing prospectus, before you make an investment decision.
Investing in our common stock involves risks. Before making a decision to invest in our common stock, you should refer to the risk factors included in our periodic reports and in other information that we file with the Securities and Exchange Commission (the “SEC”). See “Supplemental Risk Factors” beginning on page S-4 of this prospectus supplement, and “Risk Factors” beginning on page 3 of the prospectus and in Item 1A of Part I beginning on page 17 of our Annual Report on Form 10-K for the year ended December 31, 2024.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to the Selling Stockholders	$	$
(1)	See “Underwriting (Conflict of Interest)” for a description of compensation payable to the underwriters by the Selling Stockholders.
The underwriters may exercise their option to purchase up to an additional 1,050,000 shares from the Selling Stockholders at the price set forth above for 30 days after the date of this prospectus supplement. References to “underwriters” in this prospectus supplement refer to the underwriters named in the “Underwriting (Conflict of Interest)” section of this prospectus supplement.
The underwriters expect to deliver the shares against payment in New York, New York on or about    , 2025.
Book-Running Managers
Wells Fargo Securities
   , 2025

Prospectus Supplement
Prospectus
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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Using this shelf registration process, the Selling Stockholders may sell shares of common stock in one or more offerings. This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. This prospectus supplement may add, update, or change information contained in the accompanying prospectus. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. In addition, in this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. If the information contained in this prospectus supplement differs or varies from, or is inconsistent with, the information contained in the accompanying prospectus, or the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.
Neither we, the Selling Stockholders, nor the underwriters have authorized anyone else to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. Neither we, the Selling Stockholders, nor the underwriters take any responsibility for, or provide any assurance as to the reliability of, any other information that others may provide.
The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” before investing in our common stock.
We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Additionally, any such representations, warranties and covenants were made as of a specified date, may have been modified or qualified by information in confidential disclosure schedules provided by each party to the other in connection with the relevant agreement, and may be subject to a contractual standard of materiality different from what might be viewed as material to you. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.
You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying
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prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement or the accompanying prospectus supplement by any person in any jurisdiction if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.
Unless otherwise indicated, information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus concerning our business and the industry and markets in which we operate, including with respect to our business prospects, our market position and opportunity, and the competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys and studies conducted by third parties. Our management’s estimates are derived from publicly available information, their knowledge of our business and industry, and assumptions based on such information and knowledge, which they believe to be reasonable. In addition, while we believe that information contained in the industry publications, surveys and studies has been obtained from reliable sources, we have not independently verified any of the data contained in these third-party sources, and the accuracy and completeness of the information contained in these sources is not guaranteed. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry and general publications, government data and similar sources.
Unless the context requires otherwise, references in this prospectus supplement to “Hilton Grand Vacations,” “HGV,” “we,” “our,” “us” and “our company” refer to Hilton Grand Vacations Inc., together with its consolidated subsidiaries.
TRADEMARKS, SERVICE MARKS AND TRADE NAMES
This prospectus supplement and documents incorporated by reference to this prospectus supplement contain some of our trademarks, trade names, and service marks and those of Hilton Worldwide Holdings Inc. (“Hilton”), including the following: “Hilton Grand Vacations,” “HGV,” “HGV Max,” “Hilton Vacation Club,” and “Hilton Club.” Each one of these trademarks, trade names, or service marks is either (i) our registered trademark, (ii) a registered trademark or application for registration which we have been licensed by a third party to use, or (iii) a registered trademark of Hilton and its affiliates.
Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus supplement are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we or Hilton will not assert, to the fullest extent under applicable law, our or Hilton’s, respective rights or the rights of the applicable licensors to these trademarks, service marks, and trade names. All trademarks, service marks, and trade names appearing in this prospectus supplement are, to our knowledge, the property of their respective owners.
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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information from this prospectus supplement, the accompanying prospectus, or documents incorporated by reference herein and therein, and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus supplement or the accompanying prospectus. Because it is a summary, it does not contain all the information that you should consider before investing. Before investing in our common stock, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors,” the “Supplemental Risk Factors” and the financial statements and accompanying notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.
Company Overview
We are a global timeshare company engaged in developing, marketing, selling, managing and operating timeshare resorts, timeshare plans and ancillary reservation services, primarily under the Hilton Grand Vacations brand. On January 17, 2024, we completed the acquisition of Bluegreen Vacations Holding Corporation.
Our operations primarily consist of: selling vacation ownership intervals and vacation ownership interests (collectively, “VOIs” or “VOI”) for us and third parties; financing and servicing loans provided to consumers for their VOI purchases; operating resorts and timeshare plans; and managing our clubs and exchange programs through which our members may receive HGV Max benefits. Together our timeshare plans and exchange programs are collectively referred to as “Clubs”.
As of June 30, 2025, we had over 200 properties located in the United States, Europe, Canada, the Caribbean, Mexico, and Asia. A significant number of our properties and VOIs are concentrated in Florida, Europe, Hawaii, South Carolina, California, Arizona, Virginia, and Nevada.
As of June 30, 2025, we had approximately 725,000 members across our Club offerings. Based on the type of Club membership, certain members have the flexibility to exchange their VOIs for stays at any Hilton Grand Vacations resort, any property in the Hilton system of 24 industry-leading brands across approximately 8,600 properties, or affiliated properties, as well as numerous experiential vacation options, such as cruises and guided tours, or they have the option to exchange their VOI for various other timeshare resorts throughout the world through an external exchange program, including travel services options.
Concurrent Share Repurchase
Subject to the completion of this offering, we intend to concurrently purchase from the underwriters up to approximately $40 million of shares of our common stock that are the subject of this offering at a price per share equal to the price per share at which the underwriters will purchase shares of our common stock from the Selling Stockholders in this offering (the “Share Repurchase”).
The Share Repurchase will be made pursuant to share repurchase programs approved by our board of directors. The Share Repurchase was reviewed and approved by our Audit Committee on July 28, 2025 and by our board of directors on July 29, 2025. Following the closing of the Share Repurchase, we intend to cancel the shares we purchase from the underwriters, and those shares of common stock will no longer be outstanding.
The underwriters will not receive any compensation for the shares of common stock being purchased by us. See “Underwriting (Conflict of Interest).”
The offering is not conditioned upon the completion of the Share Repurchase. This description and the other information in this prospectus supplement regarding the Share Repurchase are included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares of the Common Stock subject to the Repurchase. See “The Share Repurchase.”

THE OFFERING
Shares of common stock offered by the Selling Stockholders in this offering, including pursuant to the Share Repurchase
7,000,000 shares (or 8,050,000 shares if the underwriters exercise their option to purchase additional shares in full as described below).
Option to purchase additional shares
The Selling Stockholders have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 1,050,000 shares of common stock from the Selling Stockholders.
Common stock outstanding as of August 11,
2025, after giving effect to the Share
Repurchase
      shares.
Concurrent Share Repurchase
Subject to the completion of this offering, we intend to concurrently purchase from the underwriters, up to approximately $40 million of shares of our common stock at a price per share equal to the price per share at which the underwriters will purchase shares of our common stock from the Selling Stockholders in this offering (the “Share Repurchase”).
The Share Repurchase will be made pursuant to share repurchase programs approved by our board of directors The Share Repurchase was reviewed and approved by our Audit Committee on July 28, 2025 and by our board of directors on July 29, 2025. Following the closing of the Share Repurchase, we intend to cancel the shares we purchase from the underwriters, and those shares of common stock will no longer be outstanding.
The offering is not conditioned upon the completion of the Share Repurchase. See “Prospectus Supplement Summary – Concurrent Share Repurchase” and “The Share Repurchase.”
Use of proceeds
All of the shares of common stock being offered under this prospectus are being sold by the Selling Stockholders. Accordingly, we will not receive any proceeds from the sale of these shares.
Listing
Our common stock is listed on the NYSE under the symbol “HGV.”
Risk factors
Investing in our common stock involves significant risks. See “Supplemental Risk Factors” on page S-4 of this prospectus supplement, “Risk Factors” on page 3 of the accompanying prospectus, and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

Conflict of Interest
Apollo Global Securities, LLC (“AGS”) has a “conflict of interest” within the meaning of Financial Industry Regulation Authority (“FINRA”) Rule 5121 in this offering because AGS is affiliated with the selling stockholders, who are in turn our affiliates, and because the net proceeds of this offering will be received by the selling stockholders. Accordingly, this offering will be conducted in accordance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in a public offering of securities of an affiliate. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering. In accordance with FINRA Rule 5121, neither AGS nor any other affiliated underwriter, agent or dealer may sell the securities to any account over which it exercises discretionary authority without the specific written approval of the account holder. See “Underwriting (Conflict of Interest).”
The number of shares of common stock as of August 11, 2025 excludes:
•	2,337,832 shares of common stock issuable upon the exercise of options outstanding as of July 31, 2025;
•	2,527,108 shares of common stock issuable upon vesting of restricted stock awards outstanding as of July 31, 2025; and
•	3,874,347 shares of common stock reserved for future issuance as of July 31, 2025 under our compensation plans.
Except as otherwise noted, the information in this prospectus supplement assumes the following:
•	no exercise by the underwriters of their option to purchase additional shares; and
•	no exercise of the outstanding options described above.

SUPPLEMENTAL RISK FACTORS
Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the accompanying prospectus and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings, each of which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time we make such statements. Forward-looking statements include all statements that are not historical facts and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this prospectus supplement and the documents incorporated by reference into this prospectus supplement include statements related to our revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance, and other anticipated future events and expectations that are not historical facts.
We caution you that our forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond our control, which may cause the actual results, performance or achievements to be materially different from the future results. Any one or more of these risks or uncertainties, could adversely impact our operations, revenue, operating profits and margins, key business operational metrics, financial condition or credit rating.
For additional information regarding factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus, please see the risk factors discussed in “Part I – Item 1A. Risk Factors” and the Summary of Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as supplemented and updated by the risk factors described from time to time in other periodic reports that we file with the SEC. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in management’s expectations or otherwise.

USE OF PROCEEDS
The Selling Stockholders will receive all of the proceeds from the sale of shares of common stock covered by this prospectus supplement. The Selling Stockholders will pay all underwriting discounts, concessions or agent’s commissions and expenses and bear all other costs, fees and expenses incurred in connection with registering and selling the shares of common stock covered by this prospectus supplement. See “Selling Stockholders.”

THE SHARE REPURCHASE
Subject to the completion of this offering, we intend to concurrently purchase from the underwriters, up to approximately $40 million of shares of our common stock at a price per share equal to the price per share at which the underwriters will purchase shares of our common stock from the Selling Stockholders in this offering.
The Share Repurchase will be made pursuant to share repurchase programs approved by our board of directors. The Share Repurchase was reviewed and approved by our Audit Committee on July 28, 2025 and by our board of directors on July 29, 2025. Following the closing of the Share Repurchase, we intend to cancel the shares we purchase from the underwriters, and those shares of common stock will no longer be outstanding.
The underwriters will not receive any compensation for the shares of common stock being purchased by us. See “Underwriting (Conflict of Interest).”
The offering is not conditioned upon the completion of the Share Repurchase. However, the completion of the Share Repurchase is contingent on the closing of this offering, and therefore the Share Repurchase will not be consummated unless and until the closing of this offering occurs.
This description and the other information in this prospectus supplement regarding the Share Repurchase are included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares of our common stock subject to the Share Repurchase.

SELLING STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our shares of common stock as of August 12, 2025, before and after giving effect to this offering and the Share Repurchase by the Selling Stockholders.
The amounts and percentages of shares beneficially owned are reported on the basis of rules and regulations of the SEC governing the determination of beneficial ownership of securities. Under rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The address for each beneficial owner is set forth in the relevant footnote to the table.
Percentage computations are based on (i) 89,049,615 shares of our common stock outstanding as of August 11, 2025; and (ii)      shares of our common stock outstanding following the completion of this offering and the Share Repurchase.

	Shares of Common Stock Beneficially Owned Before the Offering and Share Repurchase		Shares of Common Stock to be Sold in the Offering and Share Repurchase Assuming Underwriter’s Option is Not Exercised(1)	Shares of Common Stock to be Sold in the Offering and Share Repurchase Assuming Underwriter’s Option is Exercised(1)	Shares of Common Stock Beneficially Owned After the Offering and Share Repurchase Assuming Underwriter’s Option is Not Exercised(2)		Shares of Common Stock Beneficially Owned After the Offering and Share Repurchase Assuming Underwriter’s Option is Exercised(2)
	Number	Percent	Number	Number	Number	Percent	Number	Percent
AP VIII Dakota Holdings Borrower, L.P.(3)	19,593,761	22.0%
AP Dakota Co-Invest, L.P.(3)	6,702,064	7.5%

(1)	Represents the number of shares offered by the Selling Stockholders pursuant to this prospectus supplement.
(2)	Assumes that each Selling Stockholder disposes of all of the shares of common stock covered by this prospectus supplement and does not acquire beneficial ownership of any additional shares.
(3)
AP VIII Dakota Holdings Borrower, L.P. (“Dakota Holdings Borrower”) and AP Dakota Co-Invest, L.P. (“Dakota Co-Invest”) each hold shares of common stock and may each sell shares of common stock in this offering. AP VIII Dakota Holdings Borrower GP, LLC (“Borrower GP LLC”) serves as the general partner of Dakota Holdings Borrower and AP VIII Dakota Holdings, L.P. (“Dakota Holdings LP”) serves as the sole member of Borrower GP LLC. Apollo Advisors VIII, L.P (“Advisors VIII”) serves as the general partner of Dakota Holdings LP. Advisors VIII is the sole member of AP Dakota Co-Invest GP, LLC (“Dakota Co-Invest GP”), which serves as the general partner of Dakota Co-Invest. Apollo Capital Management VIII, LLC (“Capital Management VIII”) serves as the general partner of Advisors VIII. APH Holdings, L.P. (“APH Holdings”) serves as the sole member of Capital Management VIII, and Apollo Principal Holdings A GP, Ltd (“Principal A GP”) serves as the general partner of APH Holdings. The managers, directors and principal executive officers of Principal A GP are Messrs. Marc Rowan Scott Kleinman, and James Zelter. The address of the Selling Stockholders, Dakota Holdings Borrower, Dakota Holdings LP, Advisors VIII, Capital Management VIII, APH Holdings, and each of Messrs. Rowan, Kleinman and Zelter is 9 West 57th Street, 41st Floor, New York, New York 10019. The address of Principal A GP is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008. Each of the entities listed above, other than the Selling Stockholders, and each of Messrs. Rowan, Kleinman and Zelter, disclaims beneficial ownership of any shares of the Company’s common stock owned of record by the Selling Stockholders.

Material Relationships with Selling Stockholders
Other than arrangements pursuant to the Stockholders Agreement, which was entered into on August 2, 2021, we do not have any material relationships with the Selling Stockholders.
For more information on these relationships, please refer to our Annual Report on Form 10-K for the year ended December 31, 2024, including the portions of our Definitive Proxy Statement on Schedule 14A filed on March 18, 2025 incorporated therein, which is incorporated herein by reference.

UNDERWRITING (CONFLICT OF INTEREST)
We, the Selling Stockholders and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table, which includes the number of shares subject to the Share Repurchase, see the “Share Repurchase.” Wells Fargo Securities, LLC is the representative of the underwriters.

Underwriters	Number of Shares
Wells Fargo Securities, LLC
Total	7,000,000

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.
We intend to purchase from the underwriters up to approximately $40 million of shares of common stock at a price per share equal to the price at which the underwriters will purchase the shares from the selling stockholder in this offering. See “Prospectus Supplement Summary – Concurrent Share Repurchase.”
The underwriters have an option to buy up to an additional 1,050,000 shares from the Selling Stockholders. They may exercise that option for 30 days from the date of this prospectus supplement. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.
The following table shows the per share and total underwriting discount and commissions to be paid to the underwriters by the Selling Stockholders. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 1,050,000 additional shares. The underwriters will not receive any compensation for the shares of our common stock being repurchased by us.

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

The shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $   per share from the public offering price. After the initial offering of the shares, the representative may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We, the Selling Stockholders and all of our executive officers and directors have agreed with the underwriters, subject to certain exceptions, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any securities of the Company that are substantially similar to the shares (except for any Registration Statement on Form S-8, or any amendment thereto, to register shares issuable upon exercise of awards granted pursuant to the terms of any employee equity incentive plan), including but not limited to any options or warrants to purchase shares of common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, during the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, except with the prior written consent of Wells Fargo Securities, LLC.
The lock-up agreement applicable to us is subject to certain specified exceptions, including: (i) any issuance of common stock or any such substantially similar securities to be issued pursuant to employee incentive plans existing as of the date of this prospectus supplement; (ii) common stock or any such substantially similar securities to be issued upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this prospectus supplement; and (iii) the issuance of up to 5% of the outstanding shares of common stock or any such substantially similar securities in connection with the acquisition of, a joint venture with or a merger with, another company, and the filing of a registration statement with respect thereto.
The lock-up agreements applicable to the Selling Stockholders and all of our directors and executive officers are subject to specified exceptions, including transfers (i) by will or intestacy, (ii) by a bona fide gift or gifts, or charitable contributions, (iii) to any trust, partnership, limited liability company or other entity that controls or is controlled by or is under common control with, or for the direct or indirect benefit of, the lock-up party or the immediate family of the lock-up party, (iv) to any immediate family member or other dependent, (v) as a distribution or transfer to limited partners, members or stockholders of the lock-up party, (vi) to the lock-up party’s affiliates or to any investment fund or other entity controlled or managed by the lock-up party, (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi) above, (viii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock after the consummation of the offering, involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the lock-up party’s shares shall remain subject to the provisions of the lock-up agreement, (ix) if the lock-up party is a corporation, partnership, limited liability company or other business entity, (A) distributions of shares of common stock or options or warrants to purchase any common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock (such options, warrants or other securities, collectively, “Derivative Instruments”) to limited partners, general partners, members, stockholders, or holders of similar interests of the undersigned (or in each case its nominee or custodian) or to any investment holding company controlled or managed by the undersigned or (B) transfers of shares of common stock or any Derivative Instrument to affiliates (as defined in Rule 405 of the Securities Act of 1933, as amended), (x) pursuant to an order of a court or regulatory agency, (xi) from an executive officer to the Company or its parent entities upon death, disability or termination of employment, in each case, of such executive officer, (xii) pursuant to the “cashless” exercise of options granted pursuant to any equity incentive plan of the Company outstanding on the date of the underwriting agreement and disclosed in the registration statement and the prospectus (each, an “Incentive Plan”) or in respect of tax withholding payments due upon the exercise of options of the vesting of restricted stock or restricted stock unit awards pursuant to any Incentive Plan, provided that any filings required to be made with the SEC regarding such transactions will state that such transactions are net share settled transactions; (xiii) in connection with transactions by any person other than the Company relating to shares acquired in open market transactions after the completion of the offering provided that in the case of this clause (xiii) no public reports or filings reporting a reduction in beneficial ownership of stock shall be required or shall be voluntarily made during the lock-up period or any extension thereof; (xiv) with respect to the Selling Stockholders, the pledge of shares of common stock as collateral or security pursuant to the Margin Loan Agreement dated as of July 28, 2021 among AP VIII Holdings Borrower, L.P., AP VIII Dakota Holdings Borrower GP, LLC, the lenders party thereto, Deutsche Bank Trust Company Americas, as administrative agent, and Deutsche Bank AG, London Branch, as calculation agent (and any refinancing or other modification of such margin loan financing), and any transfer upon foreclosure or thereafter upon such shares; (xv) the sale of the lock-up party’s shares of common stock pursuant to the underwriting agreement; and/or (xvi) with the prior written consent of Wells Fargo Securities, LLC; provided that:
(1)
in the case of each transfer or distribution pursuant to clauses (ii) through (ix) and (xi) above, (a) each trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and (b) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor; and

(2)
in the case of each transfer or distribution pursuant to clauses (ii) through (ix), if any public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of Stock shall be required or shall be voluntarily made during the Lock-Up Period or any extension thereof, the undersigned shall provide the representative prior written notice informing it of such report or filing.

Shares of our common stock are listed on the NYSE under the symbol “HGV.”
In connection with this offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.
Conflict of Interest
AGS has a “conflict of interest” within the meaning of FINRA Rule 5121 in this offering because AGS is affiliated with the selling stockholders, who are in turn one of our affiliates, and because the net proceeds of this offering will be received by the selling stockholders. Accordingly, this offering will be conducted in accordance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in a public offering of securities of an affiliate. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering. In accordance with FINRA Rule 5121, neither AGS nor any other affiliated underwriter, agent or dealer may sell the securities to any account over which it exercises discretionary authority without the specific written approval of the account holder.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and the Selling Stockholders and to persons and entities with relationships with us or the Selling Stockholders, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us and the Selling Stockholder (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us or the Selling Stockholders. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant State of any shares at any time under the following exemptions under the Prospectus Regulation:
a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;
provided that no such offer of shares shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that either has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of representative for any such offer; or

c)
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”); provided that no such offer of shares shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, this prospectus is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, persons who are outside the United Kingdom or persons in the United Kingdom (i) having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (ii) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus and should not act or rely on it.

Canada
The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purpose of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where our shares are subscribed or purchased under Section 275 by a relevant person which is:
a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
1)	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in
2)	Section 275(1A) or Section 276(4)(i)(B) of the SFA;
3)	where no consideration is or will be given for the transfer;
4)	where the transfer is by operation of law;
5)	as specified in Section 276(7) of the SFA; or
6)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Solely for the purposes of our obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that our shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Japan
Our shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
China
This prospectus supplement will not be circulated or distributed in the People’s Republic of China (the “PRC”) and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
Australia
This prospectus supplement:
a)	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);
b)
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

c)
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of sale of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

LEGAL MATTERS
The validity of the shares of common stock being offered hereby will be passed upon for us by Alston & Bird LLP, Washington, D.C. Certain legal matters for the Selling Stockholders will be passed upon by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The consolidated financial statements of Hilton Grand Vacations Inc. appearing in Hilton Grand Vacations Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Hilton Grand Vacations Inc.’s internal control over financial reporting as of December 31, 2024 (excluding the internal control over financial reporting of Bluegreen Vacations Corporation), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Hilton Grand Vacations Inc.’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Bluegreen Vacations Corporation from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Bluegreen Vacations Corporation at December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, appearing in Hilton Grand Vacations Inc.’s Current Report on Form 8-K filed on August 12, 2025, and incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3ASR under the Securities Act with respect to the shares of common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. This prospectus supplement does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement, contract or other document referred to are not necessarily complete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the relevant exhibit. You may read and obtain a copy of the registration statement without charge at the SEC’s website. The SEC’s website address is www.sec.gov.
We are subject to the information requirements of the Exchange Act. We file annual, quarterly, and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. You can obtain copies of this material without charge at the SEC’s website noted above. We furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm. You may also access the documents we file with the SEC on our website at www.hgv.com. The information on the SEC’s website and on our website are not part of, and are not incorporated by reference into, this prospectus supplement or the accompanying prospectus, or the registration statement of which this prospectus supplement forms a part. Any references to these websites or any other website are inactive textual references only, and you should not rely on any such information in making your decision whether to purchase our shares of common stock.

INCORPORATION OF INFORMATION BY REFERENCE
The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus the following documents; provided, however, that we are not incorporating, in each case, any documents or information contained therein deemed to have been furnished and not filed in accordance with SEC rules:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025 (the “2024 Annual Report”), including the portions of our Definitive Proxy Statement on Schedule 14A filed on March 18, 2025 incorporated by reference into the 2024 Annual Report;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 filed with the SEC on May 1, 2025 and July 31, 2025, respectively;
•	Our Current Reports on Form 8-K filed with the SEC on January 23, 2025, February 3, 2025, February 7, 2025, March 7, 2025, March 24, 2025, May 7, 2025 and August 12, 2025; and
•	The description of our common stock contained in Exhibit 4.1 of the 2024 Annual Report, including any amendment or report updating such description.
All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the completion of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference. The information contained on or accessible through our website at https://www.hgv.com is not incorporated into this prospectus supplement or the accompanying prospectus.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered herewith. You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by directing requests for these documents to:
Hilton Grand Vacations Inc.
5323 Millenia Lakes Boulevard, Suite 400
Orlando, Florida 32839
Attn: Investor Relations
Tel.: (407) 613-3100
Email: ir@hgv.com
You should not assume that the information in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we authorize or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

PROSPECTUS

Common Stock

This prospectus relates to the offer and sale from time to time of up to 26,295,825 shares of our common stock, par value $0.01 per share (the “Shares”), by the selling stockholders named in this prospectus (the “Initial Selling Stockholders”), as well as the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Initial Selling Stockholders’ interest in the Shares other than through a public sale (collectively, the “Selling Stockholders”). The Initial Selling Stockholders received the Shares from us in connection with our acquisition of Dakota Holdings, Inc. (“Diamond”) pursuant to the Agreement and Plan of Merger, dated as of March 10, 2021, as amended, by and among us, Hilton Grand Vacations Borrower LLC, our wholly-owned subsidiary, Diamond, and certain stockholders of Diamond named therein (the “Merger Agreement”) and the related agreements. The Shares are subject to that certain Stockholders Agreement, dated August 2, 2021, by and among us, certain former stockholders of Diamond, and, for limited purposes, Hilton Worldwide Holdings Inc. (“Hilton”), which governs certain terms of such former Diamond stockholders’ investment in us (the “Stockholders Agreement”).
We are not selling any shares of our common stock under this prospectus and we will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. Our registration of the Shares does not mean the Selling Stockholders will offer or sell any of the Shares. The Selling Stockholders may sell the Shares through a number of different ways and at varying prices, including through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the Selling Stockholders may sell their Shares in the section of this prospectus entitled “Plan of Distribution.”
Our common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “HGV.” On August 11, 2025, the last reported sale price of our common stock on the NYSE was $43.51 per share.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents incorporated by reference herein and therein, and any free writing prospectus, before you make an investment decision.
Investing in our common stock involves risks. Before making a decision to invest in our common stock, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission (the “SEC”). See “Risk Factors” beginning on page 3 of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 12, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, the Selling Stockholders named in this prospectus or in one or more supplements to this prospectus may, from time to time, sell Shares in one or more offerings. This prospectus provides you with general information about us and our common stock. Each time a Selling Stockholder offers Shares, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus.
Neither we nor the Selling Stockholders have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the Selling Stockholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. The Selling Stockholders are not making an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted. You should assume that the information appearing in this prospectus, any free writing prospectus and any applicable prospectus supplement prepared by us or the other documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates that are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
You should carefully read this entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
Unless the context requires otherwise, references in this prospectus to “Hilton Grand Vacations,” “HGV,” “we,” “our,” “us” and “our company” refer to Hilton Grand Vacations Inc., together with its consolidated subsidiaries.
TRADEMARKS, SERVICE MARKS AND TRADE NAMES
This prospectus, any accompanying prospectus supplement and documents incorporated by reference to this prospectus and any prospectus supplement contain some of our trademarks, trade names, and service marks and those of Hilton, including the following: “Hilton Grand Vacations,” “HGV,” “Hilton Honors,” “HGV Max,” “Hilton Vacation Club,” and “Hilton Club.” Each one of these trademarks, trade names, or service marks is either (i) our registered trademark, (ii) a registered trademark or application for registration which we have been licensed by a third party to use, or (iii) a registered trademark of Hilton and its affiliates.
Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we or Hilton will not assert, to the fullest extent under applicable law, our or Hilton’s, respective rights or the rights of the applicable licensors to these trademarks, service marks, and trade names. All trademarks, service marks, and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners.
ii

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all information that you should consider before investing in our common stock. You should read the following summary together with the more detailed information regarding Hilton Grand Vacations Inc., the common stock being registered hereby, our financial statements and notes thereto and our risk factors, before deciding whether to purchase Shares from the Selling Stockholders.
Company Overview
We are a global timeshare company engaged in developing, marketing, selling, managing and operating timeshare resorts, timeshare plans and ancillary reservation services, primarily under the Hilton Grand Vacations brand. On January 17, 2024, we completed the acquisition of Bluegreen Vacations Holding Corporation.
Our operations primarily consist of: selling vacation ownership intervals and vacation ownership interests (collectively, “VOIs” or “VOI”) for us and third parties; financing and servicing loans provided to consumers for their VOI purchases; operating resorts and timeshare plans; and managing our clubs and exchange programs through which our members may receive HGV Max benefits. Together our timeshare plans and exchange programs are collectively referred to as “Clubs”.
As of June 30, 2025, we had over 200 properties located in the United States, Europe, Canada, the Caribbean, Mexico, and Asia. A significant number of our properties and VOIs are concentrated in Florida, Europe, Hawaii, South Carolina, California, Arizona, Virginia, and Nevada.
As of June 30, 2025, we had approximately 725,000 members across our Club offerings. Based on the type of Club membership, certain members have the flexibility to exchange their VOIs for stays at any Hilton Grand Vacations resort, any property in the Hilton system of 24 industry-leading brands across approximately 8,600 properties, or affiliated properties, as well as numerous experiential vacation options, such as cruises and guided tours, or they have the option to exchange their VOI for various other timeshare resorts throughout the world through an external exchange program, including travel services options.

The Offering
Common stock that may be offered for resale by the Selling Stockholders
26,295,825 shares
NYSE symbol
HGV
Use of proceeds
All of the Shares being offered under this prospectus are being sold by the Selling Stockholders. Accordingly, we will not receive any proceeds from the sale of the Shares.

RISK FACTORS
Investing in our securities involves risk. Prior to making a decision about investing in the Shares, you should carefully consider the specific factors discussed below and under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K and most recent Quarterly Reports on Form 10-Q and any other filings we make with the SEC from time to time that are incorporated herein by reference, as well as the “Risk Factors” contained in any prospectus supplement, together with all of the other information contained or incorporated by reference in this prospectus or any prospectus supplement. See “Where You Can Find More Information” in this prospectus. The risks and uncertainties we have described therein and below are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. In that case, the trading price of our common stock could decline.
Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.
We intend to retain future earnings, if any, for future operations, expansion, and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. The declaration, amount, and payment of any future dividends on shares of our common stock will be at the sole discretion of our board of directors. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it, and there can be no guarantee that our common stock will appreciate in value.

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus or any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time we make such statements. Forward-looking statements include all statements that are not historical facts and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus or any prospectus supplement include statements related to our revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance, and other anticipated future events and expectations that are not historical facts.
We caution you that our forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond our control, which may cause the actual results, performance or achievements to be materially different from the future results. Any one or more of these risks or uncertainties, could adversely impact our operations, revenue, operating profits and margins, key business operational metrics, financial condition or credit rating.
For additional information regarding factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus, please see the risk factors discussed in “Part I – Item 1A. Risk Factors” and the Summary of Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as supplemented and updated by the risk factors described from time to time in other periodic reports that we file with the SEC. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in management’s expectations or otherwise.

USE OF PROCEEDS
The Selling Stockholders will receive all of the proceeds from the sale of the Shares covered by this prospectus. We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders that may be sold from time to time pursuant to this prospectus. The Selling Stockholders will pay any underwriting discounts, concessions or agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the Shares. In addition, the Selling Stockholders will bear all other costs, fees and expenses incurred in connection with registering the sale of the Shares covered by this prospectus.

SELLING STOCKHOLDERS
We are registering for resale an aggregate of up to 26,295,825 shares of our common stock, par value $0.01 per share that may be sold by the Initial Selling Stockholders, as well as any pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Initial Selling Stockholders’ interest in the Shares other than through a public sale. The Initial Selling Stockholders received the Shares from us in connection with our acquisition of Diamond pursuant to the Merger Agreement and the related agreements. The Selling Stockholders may sell some, all, or none of their Shares offered by this prospectus from time to time.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Under rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. All information contained in the table below and the footnotes thereto is based upon information provided to us by the Initial Selling Stockholders under this prospectus.
Selling Stockholder information for any additional Selling Stockholders, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholders’ shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of the Selling Stockholders and the number of shares registered on their behalf. Any of the Selling Stockholders may sell or otherwise transfer all, some or none of the Shares. See “Plan of Distribution.”

	Prior to the Offering			After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding.(1)	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned(2)	Percent of Shares of Common Stock Outstanding
AP VIII Dakota Holdings Borrower, L.P.(3)	19,593,761	22.0%	19,593,761	—	—
AP Dakota Co-Invest, L.P.(3)	6,702,064	7.5%	6,702,064	—	—

(1)	Based on 89,049,615 shares outstanding as of August 11, 2025.
(2)
Assumes that the Selling Stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the Selling Stockholders will sell all or any portion of the shares covered by this prospectus.

(3)
AP VIII Dakota Holdings Borrower, L.P. (“Dakota Holdings Borrower”) and AP Dakota Co-Invest, L.P. (“Dakota Co-Invest”) each hold shares of common stock and may each sell shares of common stock in this offering. AP VIII Dakota Holdings Borrower GP, LLC (“Borrower GP LLC”) serves as the general partner of Dakota Holdings Borrower and AP VIII Dakota Holdings, L.P. (“Dakota Holdings LP”) serves as the sole member of Borrower GP LLC. Apollo Advisors VIII, L.P (“Advisors VIII”) serves as the general partner of Dakota Holdings LP. Advisors VIII is the sole member of AP Dakota Co-Invest GP, LLC (“Dakota Co-Invest GP”), which serves as the general partner of Dakota Co-Invest. Apollo Capital Management VIII, LLC (“Capital Management VIII”) serves as the general partner of Advisors VIII. APH Holdings, L.P. (“APH Holdings”) serves as the sole member of Capital Management VIII, and Apollo Principal Holdings A GP, Ltd (“Principal A GP”) serves as the general partner of APH Holdings. The managers, directors and principal executive officers of Principal A GP are Messrs. Marc Rowan Scott Kleinman, and James Zelter. The address of the Selling Stockholders, Dakota Holdings Borrower, Dakota Holdings LP, Advisors VIII, Capital Management VIII, APH Holdings, and each of Messrs. Rowan, Kleinman and Zelter is 9 West 57th Street, 41st Floor, New York, New York 10019. The address of Principal A GP is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008. Each of the entities listed above, other than the Selling Stockholders, and each of Messrs. Rowan, Kleinman and Zelter, disclaims beneficial ownership of any shares of the Company’s common stock owned of record by the Selling Stockholders.

MATERIAL RELATIONSHIPS WITH SELLING STOCKHOLDERS
Other than arrangements pursuant to the Stockholders Agreement, which was entered into on August 2, 2021, we do not have any material relationships with the Initial Selling Stockholders.
For more information on these relationships, please refer to our Annual Report on Form 10-K for the year ended December 31, 2024, including the portions of our Definitive Proxy Statement on Schedule 14A filed on March 18, 2025 incorporated therein, which is incorporated herein by reference.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO
NON-U.S. HOLDERS OF OUR COMMON STOCK
The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of shares of our common stock that may be acquired pursuant to the offering contemplated by this prospectus as of the date hereof. This discussion does not address all aspects of U.S. federal income tax considerations relating thereto. This discussion also does not address the tax considerations arising under the laws of any non-U.S., state, or local jurisdiction, or under U.S. federal gift and estate tax laws, except to the limited extent provided below. For the purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement and the accompanying prospectus.
We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, and it does not address any estate or gift tax consequences, except to the limited extent provided below, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, accrual method taxpayers subject to special tax accounting rules under Section 451(b) of the Code, holders subject to the alternative minimum tax or the Medicare contribution tax, holders holding our common stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our common stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.
In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold their common stock through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their own tax advisors regarding the tax consequences of the purchase, ownership, and disposition of our common stock.
There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, and we do not intend to obtain, an IRS ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock.

Distributions on Our Common Stock
Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in “Gain on Sale, Exchange, or Other Disposition of Our Common Stock.” Any such distribution will also be subject to the tax treatment described below under the heading “FATCA Withholding.”
Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.
Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States or, if an applicable income tax treaty so provides, that are attributable to a permanent establishment maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.
To claim a reduction or exemption from withholding, a non-U.S. holder of our common stock generally will be required to provide (a) a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States and such holder’s country of residence or (b) a properly executed IRS Form W-8ECI stating that the dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.
A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Sale, Exchange, or Other Disposition of Our Common Stock
Subject to the discussion below regarding backup withholding and FATCA, in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our common stock unless:
•
the gain is effectively connected with a U.S. trade or business of the non-U.S. holder or, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) (or such lower rate as may be specified by an applicable income tax treaty) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

•
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States); or

•
our common stock constitutes a U.S. real property interest because we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “United States real property holding corporation.” Generally, a corporation is a United States real property holding corporation only if the fair market value of its U.S. real property interests (as defined in the Code and applicable U.S. Treasury Regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a United States real property holding corporation, or that we are likely to become one in the future. Even if we are or become a United States real property holding corporation, provided that our common stock is regularly traded on an established securities market, within the meaning of applicable U.S. Treasury Regulations, our common stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Regardless of whether our common stock is currently treated as being regularly traded on an established securities market within the meaning of the applicable U.S. Treasury Regulations, no assurance can be provided that our common stock will continue to be regularly traded on an established securities market for purposes of the rules described above.
U.S. Federal Estate Tax
The estates of nonresident alien individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our common stock will be U.S. situs property and therefore will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the United States and the decedent’s country of residence provides otherwise. Investors are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of the ownership or disposition of our common stock.
Information Reporting and Backup Withholding
We generally must report annually to the IRS and to each non-U.S. holder the gross amount of distributions on our common stock paid to such holder, whether or not such distribution is a dividend for U.S. federal income tax purposes, and the tax withheld, if any, with respect to such distributions. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our common stock if it certifies its non-U.S. status by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI (or successor form), or otherwise establishes an exemption; provided we do not have actual knowledge or reason to know such non-U.S. holder is a U.S. person, as defined in the Code. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.
Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, information reporting but not backup withholding will apply in a manner similar to dispositions effected through a U.S. office of a broker, if a non-U.S. holder sells our common stock through a non-U.S. office of a broker that is:
•	a U.S. person (including a foreign branch or office of such person),
•	a “controlled foreign corporation” for U.S. federal income tax purposes,
•	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business, or
•
a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership or (b) the foreign partnership is engaged in a U.S. trade or business.

Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding
Sections 1471 through 1474 of the Code, the U.S. Treasury Regulations promulgated thereunder and other applicable guidance, commonly referred to as “FATCA,” generally impose a U.S. federal withholding tax of 30% on dividends on stock in a U.S. corporation paid to (i) a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules and (ii) a “non-financial foreign entity” (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity, or otherwise qualifies for an exemption from these rules. U.S. Treasury Regulations proposed in December 2018 (and upon which taxpayers and withholding agents are entitled to rely) eliminate possible FATCA withholding on the gross proceeds from any sale or other disposition of shares of stock of a U.S. corporation, previously scheduled to apply beginning January 1, 2019. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.
EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION
The Selling Stockholders may from time to time in one or more transactions on the NYSE or any other organized market where our shares of common stock may be traded, offer and sell any or all of the Shares offered hereby through underwriters, brokers, dealers or agents, directly to one or more purchasers or through a combination of any such methods of sale. The Selling Stockholders may distribute the Shares offered hereby from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.
Such sales may be effected:
•	in transactions on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale;
•	in transactions in the over-the-counter market;
•
in block transactions in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or
•	through other types of transactions.
The Selling Stockholders may use any one or more of the following methods when selling the Shares offered hereby:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	one or more block trades in which the broker-dealer will attempt to sell such Shares as agent or principal of all of such Shares held by the Selling Stockholders;
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•
through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	settlement of short sales effected after the date of this prospectus;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through one or more underwritten offerings on a firm commitment or best efforts basis;
•	privately negotiated transactions;
•	agreements between broker-dealers and the Selling Stockholders to sell a specified number of such Shares at a stipulated price per Share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase Shares from the Selling Stockholders pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
•	commercial and savings banks;
•	insurance companies;
•	pension funds;
•	investment companies; and
•	educational and charitable institutions.
In all cases, these purchasers must be approved by such Selling Stockholders. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the Shares must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the Shares are also being sold to underwriters, the Selling Stockholders must have sold to these underwriters the Shares not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
In addition, any Shares covered by this prospectus that qualify for resale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.
If the Selling Stockholders effect such transactions by selling Shares offered hereby to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Shares offered hereby for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. We will not receive any of the proceeds from any sale of the Shares by the Selling Stockholders.
The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Shares offered hereby and owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the Shares offered hereby in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In addition, a Selling Stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders or purchase or redeem interests held in such entity by its members, partners or stockholders in exchange for securities, in each case pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders (unless our affiliate) would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell the Shares short and deliver these securities to close out the short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option, share lending or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholders will act independently of HGV in making decisions with respect to the timing, manner and size of each sale of Shares covered by this prospectus.
The Selling Stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange. In connection with those derivatives, the third parties may sell Shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares of common stock pledged by such Selling Stockholders or borrowed from such Selling Stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use shares of common stock received from such Selling Stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). Such financial institution or other third party may transfer its economic short position to investors in the securities of such Selling Stockholders or in connection with a concurrent offering of other securities.
Shares of common stock may also be exchanged for satisfaction of the Selling Stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.
The Selling Stockholders and any broker-dealers or agents that participate in the distribution of the Shares covered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are deemed to be “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent required, the Shares to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents or dealers, the anticipated date of delivery of the Shares to be sold, the method of distribution and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
Any Shares initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered Shares are sold by the Selling Stockholders for public offering and sale may make a market in such Shares, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
If underwriters or dealers are used in the sale of the Shares, until the distribution of the Shares is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase our Shares. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our shares of common stock. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such shares. If the underwriters create a short position in our shares of common stock in connection with an offering (that is, if they sell more shares of common stock than are set forth on the cover page of this prospectus) the representatives of the underwriters may reduce that short position by purchasing such shares of common stock in the open market. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

We have agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act, relating to the registration of the Shares offered by this prospectus.
Under the securities laws of some states, the Shares offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares offered hereby may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that the Selling Stockholders will sell any or all of the Shares registered pursuant to the registration statement of which this prospectus forms a part.
The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares offered hereby by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares offered hereby to engage in market-making activities with respect to the Shares offered hereby. All of the foregoing may affect the marketability of the Shares offered hereby and the ability of any person or entity to engage in market-making activities with respect to the Shares offered hereby.
Once sold under the registration statement, of which this prospectus forms a part, the Shares offered hereby will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of the Shares offered by this prospectus has been passed upon for us by Alston & Bird LLP, Washington, D.C. Additional legal matters may be passed upon for us, the Selling Stockholders or any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Hilton Grand Vacations Inc. appearing in Hilton Grand Vacations Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Hilton Grand Vacations Inc.’s internal control over financial reporting as of December 31, 2024 (excluding the internal control over financial reporting of Bluegreen Vacations Corporation), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Hilton Grand Vacations Inc.’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Bluegreen Vacations Corporation from the scope of such firm's audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Bluegreen Vacations Corporation at December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, appearing in Hilton Grand Vacations Inc.’s Current Report on Form 8-K filed on August 12, 2025, and incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. We also maintain an internet site at https://www.hgv.com/ where information about us, including SEC filings, is also available free of charge. However, the information on, or accessible through, our internet site is not incorporated by reference in this prospectus and any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement. Reference to our internet site is made as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, and (ii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the filing date of the registration statement of which this prospectus forms a part, as well as between the date of this prospectus and the termination of any offering of common stock under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025 (the “2024 Annual Report”), including the portions of our Definitive Proxy Statement on Schedule 14A filed on March 18, 2025 incorporated by reference into the 2024 Annual Report;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 filed with the SEC on May 1, 2025 and July 31, 2025, respectively;
•	Our Current Reports on Form 8-K filed with the SEC on January 23, 2025, February 3, 2025, February 7, 2025, March 7, 2025, March 24, 2025, May 7, 2025 and August 12, 2025; and
•	The description of our common stock contained in Exhibit 4.1 of the 2024 Annual Report, including any amendment or report updating such description.
All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the completion of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference. The information contained on or accessible through our website is not incorporated into this prospectus supplement or the accompanying prospectus.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered herewith. You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by directing requests for these documents to:
Hilton Grand Vacations Inc.
5323 Millenia Lakes Boulevard, Suite 400
Orlando, Florida 32839
Attn: Investor Relations
Tel.: (407) 613-3100
Email: ir@hgv.com
You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

7,000,000 Shares

Common Stock
PROSPECTUS SUPPLEMENT

Book-Running Managers
Wells Fargo Securities
   , 2025